UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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M&T BANK CORPORATION

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M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
Notice of 2010 Annual Meeting of Stockholders
and
Proxy Statement

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
March 5, 2010
Dear Stockholder,
You are cordially invited to attend the 2010 Annual Meeting of Stockholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 20, 2010 at 11:00 a.m.
Stockholders will be asked to elect 17 directors, to approve the compensation of M&T Bank Corporation’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. Information about these matters can be found in the attached Proxy Statement.
Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.
We urge you to vote for the election of all 17 nominees, to approve the compensation of M&T Bank Corporation’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.

Chairman of the Board and
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2010
The Proxy Statement and 2009 Annual Report of M&T Bank Corporation are available at http://ir.mandtbank.com/proxy.cfm.
YOUR VOTE IS IMPORTANT
It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote using the form of proxy sent by the nominee. On July 1, 2009, the U.S. Securities and Exchange Commission (“SEC”) approved amendments to New York Stock Exchange Rule 452 eliminating broker discretionary voting for the election of directors. M&T Bank Corporation therefore encourages stockholders whose shares are held in the name of a broker, bank or other holder of record to direct their vote for all agenda items on the form of proxy sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.
DISCONTINUE DUPLICATE MAILINGS
M&T Bank Corporation currently provides annual reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or at the same address as other stockholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports and proxy statements. To discontinue duplicate mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., local time, on Tuesday, April 20, 2010.

PLACE	One M&T Plaza 10th Floor Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 17 directors for a term of one (1) year and until their successors have been elected and qualified.

(2) To approve the compensation of M&T Bank Corporation’s Named Executive Officers.

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2010.

(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m., Eastern Standard Time, on February 26, 2010 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March 5, 2010
Corporate Secretary

M&T BANK CORPORATION
PROXY STATEMENT
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2010 Annual Meeting of Stockholders or any adjournment or adjournments thereof.
The Annual Meeting of Stockholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 20, 2010, at 11:00 a.m., local time. M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.
This Proxy Statement and the accompanying form of proxy are first being sent to common stockholders of record on or about March 5, 2010. A copy of M&T Bank Corporation’s Annual Report for 2009, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.
VOTING RIGHTS
Common stockholders of record at 5:00 p.m., Eastern Standard Time, on February 26, 2010 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 118,710,381 shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the stockholder in person at the Annual Meeting.
Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of approving the compensation of M&T Bank Corporation’s Named Executive Officers and in favor of ratifying the appointment of Pricewaterhouse-Coopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2010.
The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but may no longer be voted in the election of directors unless specific voting instructions are provided to the broker. On July 1, 2009, the SEC approved amendments to New York Stock Exchange Rule 452 eliminating broker discretionary voting for the election of directors. M&T Bank Corporation therefore encourages stockholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other holder of record to direct their vote for all agenda items on the form of proxy sent by the nominee.
On November 16, 2009, the Board of Directors of M&T Bank Corporation adopted Amended and Restated Bylaws to provide that in an uncontested election, the affirmative vote of a majority of the votes cast in favor or against the election of a nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. If, however, an incumbent director in an uncontested election does not receive a majority of the votes cast in favor or against such director, that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the Amended and Restated Bylaws of M&T Bank Corporation. In a contested election, the persons receiving a plurality of the votes cast by the holders of stock entitled to vote shall be elected as the directors.
The affirmative vote of a majority of the votes cast in favor or against the compensation of M&T Bank Corporation’s Named Executive Officers (although this vote is non-binding as explained in more detail on page 12 of this Proxy Statement) and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2010 is required to approve each such proposal. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the approval of the compensation of M&T Bank Corporation’s Named Executive Officers or the ratification of Pricewaterhouse-Coopers LLP as the independent registered public accounting firm of M&T Bank Corporation. Broker non-votes will not constitute votes cast for purposes of determining, and therefore will have no effect on, the outcome of the vote for the election of directors, the approval of the compensation of M&T Bank Corporation’s Named Executive Officers or the ratification of Pricewaterhouse-Coopers LLP as the independent registered public accounting firm of M&T Bank Corporation.
PRINCIPAL BENEFICIAL OWNERS OF SHARES
The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of February 26, 2010.

		Amount and
		Nature of Beneficial	Percent of
Name and address of beneficial owner		Ownership	class

Allied Irish Banks, p.l.c.	Bankcentre, Ballsbridge Dublin 4, Ireland	26,700,000 (1)	22.49%

Robert G. Wilmers and others:

R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja Panama	4,513,200	3.80%

Interlaken Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	131,924	less than 1%

		Amount and
		Nature of
		Beneficial	Percent of
Name and address of beneficial owner		Ownership	class

Robert G. Wilmers and others (continued):

St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	219,673	less than 1%

Roche Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	78,532	less than 1%

West Ferry Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	144,221	less than 1%

Elisabeth Roche Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	461,273	less than 1%

Robert G. Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	4,563,207	3.84%

Group Total		9,537,680 (2)	8.02%

Berkshire Hathaway Inc.	1440 Kiewit Plaza Omaha, NE 68131	6,715,060 (3)	5.66%

(1)	Allied Irish Banks, p.l.c. (“AIB”) has filed with the SEC a Schedule 13D reporting that it is the beneficial owner of in excess of 5% of the outstanding shares of Common Stock and that it has sole voting and dispositive power with respect to the indicated shares.

(2)	The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table. Robert G. Wilmers, chairman of the board and chief executive officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, 400,000 shares owned by a limited liability company of which he is the sole member, and 190,000 shares subject to options granted under the M&T Bank Corporation 1983 Stock Option Plan (the “1983 Stock Option Plan”) and the M&T Bank Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) which are currently exercisable or are exercisable within 60 days after February 26, 2010 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and the group. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

(3)	Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc., National Fire and Marine Insurance Company, GEICO Corporation and Government Employees Insurance Company have jointly filed with the SEC a Schedule 13G, as amended, reporting that they are the beneficial owners of in excess of 5% of the outstanding shares of Common Stock and that they have shared voting and dispositive power with respect to the indicated shares.
M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate of 4,418,503 shares of Common Stock as of February 26, 2010, of which its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over 1,227,923 of such shares. The remaining 3,190,580 shares of Common Stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of such plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote (5) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS
The following 17 persons have been recommended by the Board of Directors for election as directors of M&T Bank Corporation, to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2009 Annual Meeting of Stockholders, except for Gary N. Geisel, the former chairman of the board and chief executive officer of Provident Bankshares Corporation (“Provident”) and Provident Bank, who was appointed as a director of M&T Bank Corporation and M&T Bank in connection with M&T Bank Corporation’s acquisition of Provident on May 23, 2009 and the associated merger of Provident Bank with and into M&T Bank.
In accordance with its rights under the Agreement and Plan of Reorganization dated September 26, 2002 by and among M&T Bank Corporation, AIB and Allfirst Financial Inc. (“Allfirst”), pursuant to which M&T Bank Corporation acquired Allfirst on April 1, 2003, AIB has designated Michael D. Buckley, Colm E. Doherty and Richard G. King (the “AIB Designees”) as nominees to stand for election as directors of M&T Bank Corporation.
If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate. In the event that any of the AIB Designees are unable to serve as directors for any reason, AIB has the right to designate replacements and the shares represented by the proxies will be voted for such designee or designees.
The principal occupation and current public company directorships, as well as public company directorships held at any time during the past five years, of each of the nominees is listed below. The information with respect to the nominees is as of February 26, 2010, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and M&T Bank, National Association (“M&T Bank, N.A.”), and with M&T Bank’s principal operating subsidiaries.
NOMINEES FOR DIRECTOR
BRENT D. BAIRD is 71, is a member of the Executive and the Nomination, Compensation and Governance Committees and has been a director since 1983.
Mr. Baird has been a private investor since prior to 2005. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory Council-New York City/Long Island Division. He is president of First Carolina Investors, Inc., a non-diversified investment company. Mr. Baird is also a director of Todd Shipyards Corporation and a member of its Audit Committee. He was formerly a director of First Carolina Investors, Inc., Merchants Group, Inc., Allied Healthcare Products, Inc. and Sun-Times Media Group, Inc.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his investment management expertise, stature in the local community and experience with the organization in making the determination that Mr. Baird should be a nominee for director of M&T Bank Corporation.

ROBERT J. BENNETT is 68, is a member of the Executive Committee and the Audit and Risk Committee and has been a director since 1998.
Mr. Bennett is a director of M&T Bank and a member of its Executive, Examining and Trust and Investment Committees. He is a member of M&T Bank’s Directors Advisory Council-Central New York Division. Mr. Bennett served as chairman of the board of M&T Bank Corporation from April 1, 1998 until his retirement on July 18, 2000. He was chairman of the board, president and chief executive officer of ONBANCorp, Inc. and its main bank subsidiary from May 1989 until M&T Bank Corporation’s acquisition of ONBANCorp, Inc. on April 1, 1998. Mr. Bennett has been a private investor since prior to 2005 and is a director of Welch Allyn Holdings, Inc.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and experience with the organization in making the determination that Mr. Bennett should be a nominee for director of M&T Bank Corporation.
C. ANGELA BONTEMPO is 69, is a member and the chair of the Audit and Risk Committee and has been a director since 1991.
Ms. Bontempo is, and has been since prior to 2005, the president, chief executive officer and a director of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a system of proprietary colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is also a member of the advisory board of Ciminelli Development Company, Inc., a director and vice chair of the Erie Regional Chamber and Growth Partnership and a director of the Pennsylvania Catholic Health Association and the Vantage Holding Group, LLC.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her financial expertise, stature in the local community and experience with the organization in making the determination that Ms. Bontempo should be a nominee for director of M&T Bank Corporation.
ROBERT T. BRADY is 69, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.
Mr. Brady is, and has been since prior to 2005, chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites, automated machinery and medical equipment. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership, a director of the Albright-Knox Art Gallery and serves on the University at Buffalo Council.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant public company managerial experience, stature in the local community and tenure with the organization in making the determination that Mr. Brady should be a nominee for director of M&T Bank Corporation.

MICHAEL D. BUCKLEY is 65, is a member of the Executive and Nomination, Compensation and Governance Committees and has been a director since 2003.
Mr. Buckley retired as group chief executive and as a director of AIB on June 30, 2005. He had been a director of AIB since 1995. Mr. Buckley had been a former managing director of the AIB Poland Division and of the AIB Capital Markets Division. He is a director of M&T Bank and a member of its Executive Committee. Mr. Buckley is also non-executive chairman of DCC plc, a business support services company quoted on the Dublin and London stock exchanges, and a non-executive director of Bradford & Bingley plc. He was formerly a non-executive director of Bramdean Alternatives Ltd. Mr. Buckley is a senior advisor to a number of privately held companies, is chairman of the Irish Chamber Orchestra and is an adjunct professor in the Department of Economics at the National University of Ireland, Cork.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant international experience in the financial services industry, including his prior service as a chief executive officer, and his experience with the organization in making the determination that Mr. Buckley should be a nominee for director of M&T Bank Corporation. In addition, Mr. Buckley is one of the AIB Designees.
T. JEFFERSON CUNNINGHAM III is 67 and has been a director since 2001.
Mr. Cunningham is a director of M&T Bank, was a member of its Community Reinvestment Act Committee and is a member and the chairman of M&T Bank’s Directors Advisory Council-Hudson Valley Division. He assumed his positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, Mr. Cunningham served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is, and has been since prior to 2005, chairman and chief executive officer of Magnolia Capital Management, Ltd., a registered investment adviser. He is also a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute and an advisory director of the Hudson River Valley Greenway Communities Council.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and his experience with the organization in making the determination that Mr. Cunningham should be a nominee for director of M&T Bank Corporation.
MARK J. CZARNECKI is 54 and has been a director since 2007. He is president of M&T Bank Corporation.
Mr. Czarnecki is the president and a director of M&T Bank, and is chairman of its Trust and Investment Committee. Prior to his appointment as the president of M&T Bank Corporation and M&T Bank on January 1, 2007, he served as an executive vice president of M&T Bank Corporation and M&T Bank and was in charge of the M&T Investment Group and M&T Bank’s retail banking network. Mr. Czarnecki is the chairman of the board, president and chief executive officer of M&T Bank, N.A. and a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Czarnecki joined M&T Bank in 1977 in the branch banking system and has served in a number of executive and management positions. He serves as chairman of the board of trustees of M&T Bank’s partner school, Westminster Community Charter School, is a trustee of the University at Buffalo Council and a director of the Buffalo Niagara Partnership. Mr. Czarnecki also serves as chairman of the New York Bankers Association.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current position and experience with the organization in making the determination that Mr. Czarnecki should be a nominee for director of M&T Bank Corporation.
COLM E. DOHERTY is 51 and has been a director since 2005.
Mr. Doherty is the AIB group managing director and has been a director of AIB since 2003. He was the managing director of AIB Capital Markets plc from August 1999 until November 2009. He is a director of M&T Bank.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant international experience in the financial services industry and with the organization in making the determination that Mr. Doherty should be a nominee for director of M&T Bank Corporation. In addition, Mr. Doherty is one of the AIB Designees.
GARY N. GEISEL is 61 and has been a director since 2009.
Mr. Geisel is a director of M&T Bank and the chairman and a member of M&T Bank’s Directors Advisory Council—Baltimore-Washington Division. Mr. Geisel was the chairman of the board and chief executive officer of Provident and Provident Bank from April 2003 until M&T Bank Corporation’s acquisition of Provident on May 23, 2009. Before becoming chairman and chief executive officer, Mr. Geisel was president and chief operating officer of Provident and Provident Bank from January 2001 until April 2003. He was also a director of Provident and Provident Bank from 2001 until the acquisition on May 23, 2009. Mr. Geisel is a member of the board of directors and executive committees of St. Agnes HealthCare and Goodwill Industries of the Chesapeake, Inc.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and stature in the local community in making the determination that Mr. Geisel should be a nominee for director of M&T Bank Corporation.
PATRICK W.E. HODGSON is 69, is a member of the Executive and Audit and Risk Committees and has been a director since 1987.
Mr. Hodgson is, and has been since prior to 2005, president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is a director and chairman of the board of Todd Shipyards Corporation. Mr. Hodgson is a director and a member of the Executive, Examining and Trust and Investment Committees of M&T Bank. He is also a director of First Carolina Investors, Inc., and a member of its Audit and Executive committees. He is a former director of Hollinger Inc.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his financial expertise, public company managerial experience and his experience with the organization in making the determination that Mr. Hodgson should be a nominee for director of M&T Bank Corporation.

RICHARD G. KING is 65, is a member of the Audit and Risk Committee and has been a director since 2000.
Mr. King is chairman of the executive committee of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He formerly served as president and chief operating officer of Utz from January 1996 until December 2007. Mr. King is a director of M&T Bank and a member of its Examining and Trust and Investment Committees. Mr. King had served as a director of Keystone from 1997, and as director of Keystone Financial Bank, N.A. from 1999, through M&T Bank Corporation’s acquisition of Keystone in 2001. He is also a director of High Industries, Inc., Hanover Shoe Farms, Inc. and WITF, Inc.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and experience with the organization in making the determination that Mr. King should be a nominee for director of M&T Bank Corporation. In addition, Mr. King is one of the AIB Designees.
JORGE G. PEREIRA is 76 and has been a director since 1982. He is the vice chairman of the board of M&T Bank Corporation and is a member and the chairman of its Nomination, Compensation and Governance Committee.
Mr. Pereira has been a private investor since prior to 2005. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira also serves as the “lead independent director” of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions without management.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant international experience in the financial services industry and experience with the organization in making the determination that Mr. Pereira should be a nominee for director of M&T Bank Corporation.
MICHAEL P. PINTO is 54 and has been a director since 2003. He is a vice chairman of the board of M&T Bank Corporation.
Mr. Pinto is a vice chairman and a director of M&T Bank, chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division, and executive vice president and a director of M&T Bank, N.A. He is also a director and officer of a number of subsidiaries of M&T Bank. Mr. Pinto joined M&T Bank in 1985 as an executive associate and has served in a number of executive positions, including as chief financial officer. He is a member of the board of trustees of Mercy Health Services, Inc., the board of directors of the Economic Alliance of Greater Baltimore and the board of directors of the Baltimore Symphony Orchestra.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his prior service as chief financial officer, current position and experience with the organization in making the determination that Mr. Pinto should be a nominee for director of M&T Bank Corporation.
MELINDA R. RICH is 52 and has been a director since 2009.
Mrs. Rich is a director of M&T Bank and past chair of its Community Reinvestment Act Committee. She is Vice Chairman of Rich Products Corporation, a privately owned frozen food manufacturer headquartered in Buffalo, New York since prior to 2005. Mrs. Rich is chairperson of Rich Products

Corporation’s Finance and Audit Committee. She is also the President of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. Mrs. Rich is also a director of several other entities within the Rich Products Corporation family of companies. She is a former director and chairman of the Corporate Governance Committee of Wm. Wrigley, Jr. Company, serving in such capacities from January through October 2008. Mrs. Rich is currently a director of the Erie Canal Harbor Development Corporation as well as Cleveland Clinic’s Wellness Institute Leadership Board. She is a director of several charitable foundations including the Rich Family Foundation, DreamCatcher Foundation, Inc., The Don Hawley Foundation, The Culinary Institute of America and National Foundation for Celiac Awareness.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her significant management experience, stature in the local community and experience with the organization as a director of M&T Bank in making the determination that Mrs. Rich should be a nominee for director of M&T Bank Corporation.
ROBERT E. SADLER, JR. is 64 and has been a director since 1999. He is a vice chairman of the board of M&T Bank Corporation.
Mr. Sadler is a vice chairman of the board of M&T Bank. He joined M&T Bank in 1983 and served in a number of executive positions. From June 21, 2005 to January 1, 2007, he also served as president and chief executive officer of M&T Bank Corporation and M&T Bank. Mr. Sadler serves as a director of Gibraltar Industries, Inc. and Security Mutual Life Insurance Company of New York.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his prior service as chief executive officer, current position and experience with the organization in making the determination that Mr. Sadler should be a nominee for director of M&T Bank Corporation.
HERBERT L. WASHINGTON is 59, is a member of the Audit and Risk Committee and has been a director since 1996.
Mr. Washington is, and has been since prior to 2005, president of H.L.W. Fast Track, Inc., the owner and operator of twenty-five McDonald’s Restaurants located in Ohio and Pennsylvania. He is also the owner of Syracuse Minority Television, Inc. Mr. Washington is a director and a member of the Examining Committee of M&T Bank.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and experience with the organization in making the determination that Mr. Washington should be a nominee for director of M&T Bank Corporation.
ROBERT G. WILMERS is 75 and has been a director since 1982. He is the chairman of the board and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.
Mr. Wilmers is the chairman of the board and chief executive officer of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee. He is a director of AIB. Mr. Wilmers is also a director of The Business Council of New York State, Inc.
The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current position and experience with the organization in making the determination that Mr. Wilmers should be a nominee for director of M&T Bank Corporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 17 NOMINEES.
The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS
M&T Bank Corporation believes that its 2009 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders. These policies and practices are described in detail on pages 17 to 29 of this Proxy Statement.
The American Recovery and Reinvestment Act of 2009, enacted on February 17, 2009, provides that all participants in the Troubled Asset Relief Program, or TARP, permit a non-binding stockholder vote to approve the compensation of the participant’s executives. On January 12, 2010, the SEC adopted final rules implementing this requirement. Therefore, the Board of Directors is providing our stockholders with the right to cast an advisory vote on the compensation of M&T Bank Corporation’s Named Executive Officers at the 2010 Annual Meeting of Stockholders.
This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to vote on the compensation of M&T Bank Corporation’s Named Executive Officers through the following resolution:
“RESOLVED, that the stockholders of M&T Bank Corporation approve the compensation of its Named Executive Officers named in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the Named Executive Officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”
Under the American Recovery and Reinvestment Act of 2009 and the SEC rule implementing the requirement that M&T Bank Corporation include a “say-on-pay” proposal, the stockholder vote on this matter is advisory and will therefore not be binding upon the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS RESOLUTION.

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATER-HOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION
On February 15, 2010, the Audit and Risk Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T Bank Corporation for the year 2010, a capacity in which it has served since 1984.
Although stockholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T Bank Corporation has determined that it is desirable to request that the stockholders ratify the Audit and Risk Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent registered public accounting firm for the year ending December 31, 2010. In the event the stockholders fail to ratify the appointment, the Audit and Risk Committee will reconsider this appointment and make such a determination as it believes to be in M&T Bank Corporation’s and its stockholders’ best interests. Even if the appointment is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in M&T Bank Corporation’s and its stockholders’ best interests.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
Following is a summary of the fees billed to M&T Bank Corporation by Pricewaterhouse-Coopers LLP for professional services rendered during 2009 and 2008, which fees totaled $2,456,158 and $2,280,480, respectively, and are categorized in accordance with the SEC’s rules as follows:
Audit Fees. Fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2009 and 2008, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2009 and 2008, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2009 and 2008, totaled $1,929,157 and $1,877,307, respectively.
Audit-Related Fees. Fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attestation services that are not required by statute or regulation, rendered to M&T Bank Corporation totaled $433,435 and $236,800 for the years ended December 31, 2009 and 2008, respectively. Of the audit-related fees billed for the years ended December 31, 2009 and 2008, all services were pre-approved by the Audit and Risk Committee.
Tax Fees. Fees billed by Pricewaterhouse-Coopers LLP for tax compliance, planning and consulting totaled $91,250 and $160,500 for the years ended December 31, 2009 and 2008, respectively. Of the tax fees billed for the years ended December 31, 2009 and 2008, all services were pre-approved by the Audit and Risk Committee.
All Other Fees. PricewaterhouseCoopers LLP billed a total of $2,316 and $5,873 for research software licensing fees for the years ended December 31, 2009 and 2008, respectively. All fees billed in this category for the years ended December 31, 2009 and 2008 were pre-approved by the Audit and Risk Committee.
The Audit and Risk Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2009 and 2008 for financial information systems design and implementation.
No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008.
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Beginning for the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit and Risk Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit and Risk Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit and Risk Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit and Risk Committee, the Chair of the Audit and Risk Committee is authorized to pre-approve such services on behalf of the Audit and Risk Committee provided that such pre-approval is reported to the Audit and Risk Committee at its next regularly scheduled meeting.
Before appointing PricewaterhouseCoopers LLP, the Audit and Risk Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit and Risk Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit and Risk Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2009 is compatible with and did not impair Pricewaterhouse-Coopers LLP’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINT-MENT OF PRICEWATERHOUSE-COOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2010.
The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Direct and indirect ownership of Common Stock and restricted Common Stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”), and by all directors and executive officers as a group, is set forth in the following table as of February 26, 2010, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.)

			Percent of
Name of beneficial owner	Number of shares		class

Brent D. Baird	19,696		(11)
Robert J. Bennett	107,496	(1)	(11)
C. Angela Bontempo	6,961	(2)	(11)
Robert T. Brady	4,394		(11)
Michael D. Buckley	1,059	(3)	(11)
T. Jefferson Cunningham III	9,853		(11)
Mark J. Czarnecki	316,817	(4)	(11)
Colm E. Doherty	0	(3)	(11)
Gary N. Geisel	57,802	(4)	(11)
Patrick W.E. Hodgson	55,185	(5)	(11)
Richard G. King	12,071	(3)	(11)
Jorge G. Pereira	1,106,732	(6)	(11)
Michael P. Pinto	430,673	(4)	(11)
Melinda R. Rich	8,830	(7)	(11)
Robert E. Sadler, Jr.	341,517	(4)(8)(9)	(11)
Eugene J. Sheehy	1,153	(3)	(11)
Herbert L. Washington	7,072		(11)
Robert G. Wilmers	4,563,207	(4)(8)(10)	3.84%
René F. Jones	138,941	(4)(8)	(11)
Kevin J. Pearson	179,420	(4)	(11)
Current directors and executive officers as a group (27 persons)	8,388,081	(4)(8)	6.95%

(1)	Includes 8,840 shares held by trusts for which Mr. Bennett is a trustee and in which he has a pecuniary interest and investment power and 50,480 shares held by a close relative of Mr. Bennett for which beneficial ownership is disclaimed.

(2)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(3)	Such person has been designated by AIB to serve as a director of M&T Bank Corporation pursuant to contractual rights. AIB owns 26,700,000 shares, beneficial ownership of which is disclaimed by such person.

(4)	Includes the following shares subject to options granted under (a) M&T Bank Corporation’s incentive compensation plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after February 26, 2010: Mr. Czarnecki —281,055 shares; Mr. Geisel — 39,548 shares; Mr. Jones — 106,882; Mr. Pearson —

143,173 shares; Mr. Pinto — 372,127 shares; Mr. Sadler — 155,000 shares; Mr. Wilmers — 190,000 shares; and all directors and executive officers as a group — 2,041,726 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 26, 2010. Also includes shares of restricted Common Stock as of February 26, 2010 as follows: Mr. Jones — 18,625 shares; Mr. Pearson — 22,980 shares; and all directors and executive officers as a group — 73,790 shares.

(5)	Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson.

(6)	Includes 1,254,000 shares owned by corporations controlled by Mr. Pereira.

(7)	Includes 200 shares held by a limited liability company in which Mrs. Rich has a pecuniary interest. Mrs. Rich disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(8)	Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan (the “Retirement Savings Plan”): Mr. Sadler — 10,284 shares; Mr. Wilmers — 46,737 shares; Mr. Jones — 5,578 shares; Mr. Pearson — 2,204 shares; and all directors and executive officers as a group — 80,008 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(9)	Includes 14,623 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 102,099 shares held in grantor retained annuity trusts of which Mr. Sadler is the trustee and his descendants are beneficiaries. Mr. Sadler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	See footnote (2) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”

(11)	Less than 1%.
Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of Common Stock are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the New York Stock Exchange. M&T Bank Corporation believes that these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the outstanding shares of Common Stock during 2009, except for Reginald Newman III, a former director, who filed a Form 4 reporting one transaction late. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Overview of M&T Bank Corporation and 2009 Financial Performance. M&T Bank Corporation (sometimes referred to in this discussion as M&T or the Company) is a bank holding company that offers a wide range of commercial banking, trust and investment services to its customers. As of December 31, 2009, M&T had consolidated total assets of $68.9 billion, deposits of $47.4 billion and stockholders’ equity of $7.8 billion, and employed 12,802 full-time and 1,424 part-time employees. M&T reported net income of $380 million and earnings per common share of $2.89 for the year ended December 31, 2009. Although these results represented a significant decline from the prior year and reflect the severe economic and credit environment that M&T and other financial institutions have been operating in for the past two years, the Company’s performance for 2009 was relatively strong when compared with our comparison group of other commercial banking companies (as described below), the overwhelming majority of which reported losses for the year ended December 31, 2009.
Overview and Objectives of Executive Compensation Programs. The objective of M&T’s compensation programs is to attract, develop and retain executive officers capable of maximizing performance for the benefit of the Company’s stockholders. Our compensation philosophy is, and has long been, to emphasize long-term, equity-based compensation for its Named Executive Officers or “NEOs” and other employees. This philosophy allows M&T to align its compensation with performance in two ways:
•	first, by determining the amount and kind of equity awards to be granted to the Named Executive Officers based on the performance of the Company in the past; and

•	second, by ensuring that the Named Executive Officers realize compensation in the future on the equity awards based on the performance of the Company and in alignment with our stockholders.
As a result of this approach, management and other employees of the Company have accumulated a sizable ownership interest in the Company, which strengthens the alignment of these employees’ incentives with those of the Company’s stockholders.
Our ability to fulfill the objective of M&T’s compensation programs and maintain our compensation philosophy has been impacted by the rules governing executive compensation applicable to financial institutions that received investments from the U.S. Department of Treasury (sometimes referred to as Treasury) under the Troubled Asset Relief Program, or TARP, Capital Purchase Program (sometimes referred to as the CPP). As discussed in greater detail below, we were required to modify the compensation structure for our NEOs, other executive officers and certain highly compensated employees in order to comply with these rules while still ensuring that we remain competitive in attracting, developing and retaining high performing executive officers and other employees.
Implications of Participation in the Troubled Asset Relief Program Capital Purchase Program on Executive Compensation Arrangements. As a result of M&T’s participation in the CPP, M&T became subject to certain restrictions on executive compensation set forth in Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Securities Purchase Agreement entered into by M&T Bank Corporation and Treasury on December 23, 2008. Subsequently, the American Recovery and Reinvestment Act of 2009 was signed into law on February 17, 2009 and included a provision of that amended Section 111 of EESA and directed Treasury to establish specified standards on executive compensation and corporate governance. On June 15, 2009, Treasury published its Interim Final Rule on TARP Standards for

Compensation and Corporate Governance (sometimes referred to as the TARP Interim Final Rule). As amended, Section 111 of EESA and the TARP Interim Final Rule established the following standards (sometimes referred to as the TARP Compensation Standards), which generally apply to all TARP recipients in the programs under TARP, including specifically to M&T under the CPP:
•	a prohibition on paying bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock or pursuant to certain preexisting employment contracts, to our Senior Executive Officers, or SEOs, who are the same executives as our NEOs, and the next 20 most highly-compensated employees;

•	a prohibition on the payment of “golden parachute payments” to our SEOs and next five most highly compensated employees;

•	a requirement to “clawback” any bonus, retention award, or incentive compensation paid to a SEO and any of the next 20 most highly compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate;

•	a requirement to establish a policy on luxury or excessive expenditures, including entertainment or events, office and facility renovations, company owned aircraft and other transportation and similar activities or events;

•	a requirement to provide stockholders with a non-binding advisory “say-on- pay” vote on executive compensation;

•	a prohibition on deducting more than $500,000 in annual compensation for the SEOs under Internal Revenue Code Section 162(m);

•	a prohibition on tax gross-ups to the SEOs and the next 20 most highly compensated employees;

•	a requirement to disclose to Treasury any perquisites in excess of $25,000 paid or provided to a SEO or the next 20 most highly compensated employees;

•	a requirement to disclose to Treasury whether the Nomination, Compensation and Governance Committee has retained a compensation consultant and the types of services provided by the consultant and its affiliates, whether or not compensation related;

•	a requirement that the Nomination, Compensation and Governance Committee evaluate and review on a semi-annual basis with our senior risk officers the SEO compensation plans to limit any features in such plans that would encourage SEOs to take “unnecessary and excessive risks” that could threaten the value of M&T;

•	a requirement that the Nomination, Compensation and Governance Committee review on a semi-annual basis employee compensation plans to identify and eliminate any provisions in such plans that encourage the manipulation of reported earnings to enhance the compensation of any employee;

•	a requirement that the Nomination, Compensation and Governance Committee evaluate and review on a semi-annual basis with our senior risk officers the risks involved in employee compensation plans and limit risks posed to M&T by such plans;

•	a requirement that the Nomination, Compensation and Governance Committee provide a certification that it has conducted the foregoing review and certain disclosures regarding such review in its report required under Item 407(e) of Regulation S-K under the Federal securities laws; and

•	a requirement that the chief executive officer and chief financial officer provide written certifications of compliance with all of the foregoing requirements.

Process for Determining Executive Compensation. The Nomination, Compensation and Governance Committee of our Board of Directors (sometimes referred to in this discussion as the committee) is responsible for determining the compensation of our Named Executive Officers. As discussed below, the committee reviews the compensation levels of the Named Executive Officers relative to a group of commercial banking peers and considers the financial performance of the Company relative to that peer group as well as certain other factors, including individual performance and the recommendation of management, in determining the amount and mix of compensation to be paid to each Named Executive Officer and, when applicable, in compliance with the TARP Compensation Standards.
Compensation Review. At least annually, the committee compares compensation levels for the Named Executive Officers and M&T’s financial performance to a group of commercial banking institutions of similar business makeup, size and geographic reach. For 2009, the committee determined it appropriate to use for this purpose the same group that the Company uses for financial performance comparison purposes. M&T selected the following 14 commercial banking companies, which group was determined by taking the group of U.S. based commercial bank holding companies having assets exceeding $30 billion as of December 31, 2008, and removing the four largest, three that are primarily engaged in trust and custody banking and have a dissimilar business mix, and one that has a substantial international presence:

•	BB&T Corporation

•	Capital One Financial Corporation

•	Comerica Incorporated

•	Fifth Third Bancorp

•	First Horizon National Corporation

•	Huntington Bankshares Incorporated

•	KeyCorp

•	Marshall & Ilsley Corp.

•	PNC Financial Services Group, Inc.

•	Regions Financial Corp.

•	SunTrust Banks, Inc.

•	Synovus Financial Corp.

•	US Bancorp

•	Zions Bancorporation
The 2009 comparison group was different from the 2008 comparison group in that National City Corporation and UnionBanCal Corp. were removed as a result of their acquisition and Synovus Financial Corp. was added.
Consistent with its philosophy of providing incentives that link compensation to firm performance, in determining the appropriate mix of compensation between base salary, annual cash incentives and stock-based compensation, the committee assesses the performance of each Named Executive Officer after the year is complete against management’s annual business plan. The plan provides the committee with a detailed assessment of management’s expectations for M&T’s performance, including its return on assets, return on equity, earnings per share growth, expense management, revenue growth, market concentration, credit quality measures and various other financial performance measures. The committee assesses the performance of each Named Executive Officer in light of the business plan and the performance of the firms in the comparison group.
The committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are briefly summarized in the table below.

Executive Officers	Factors Included among Committee Considerations

All Named Executive Officers	•	Compensation of comparable executives at the comparison group firms

	•	Financial performance of M&T (especially on a “net operating”

basis, which excludes the effect of one-time gains and expenses) over the most recent fiscal year and the prior three years

	•	Composition of earnings

	•	Asset quality relative to the banking industry

	•	Responsiveness to the economic environment

	•	Achievement of M&T compared to its corporate, financial, strategic and operational objectives and business plans and compared to the performance of the comparison group firms

	•	Cumulative stockholder return

	•	Restrictions placed on compensation by the TARP Compensation Standards

Named Executive Officers other than the Chief Executive Officer	•	Recommendations of the Chief Executive Officer and Executive Vice President of Human Resources

	•	Individual performance based on discussion between the Chief Executive Officer and the committee
Role of Compensation Consultants. In 2009, and as it has for the past several years, the Nomination, Compensation and Governance Committee retained the services of Mercer to assist in the development of the comparison group and perform a review of the Named Executive Officers’ compensation. Mercer’s review included a review of the following components of NEO compensation:
•	base salaries;

•	annual incentives; and

•	long-term incentives, including stock-based compensation.
The review compared NEO compensation to the compensation disclosed in the 2009 proxy statements of the comparison group. The committee uses information about the comparison group to help assess the competitiveness of the Company’s pay practices. Mercer also assisted M&T in assessing the impact of the TARP Compensation Standards on M&T’s compensation practices and provided an opinion to the committee regarding the reasonableness of the compensation determinations made with respect to the Named Executive Officers in January 2010. Additional information regarding Mercer and a description of the services provided by it and its affiliates to M&T, including the fees paid by M&T, is provided in this Proxy Statement in the section below entitled “Corporate Governance of M&T Bank Corporation.”
Components of Executive Compensation. Consistent with M&T’s compensation philosophy of linking NEO incentives to those of stockholders, the committee historically tended to award more compensation in the form of equity versus cash relative to members of the comparison group. This philosophy also explains why M&T generally pays less in base salary (which is less sensitive to performance) than members of the comparison group.
In 2009, the base salaries and total cash compensation (base salary plus annual cash incentive paid in 2009 with respect to 2008 performance), as well as total compensation (total cash compensation plus stock-based compensation or other long-term incentives), of the Named Executive Officers was below the median for comparable executives employed by the members of the comparison group. We provide a brief explanation of the factors used to determine each component of the Named Executive Officers’ compensation in the sections that follow.
Salaries. Base salaries of the Named Executive Officers are determined by the committee based on a variety of factors, including the scope of the executive’s responsibilities, base salaries of comparable executives employed by members of the comparison group, assessment of individual performance and expected future contributions. In line with the Company’s strategy of emphasizing compensation that links executives’ incentives to those of stockholders, particularly long-term stock-based compensation, salaries of the Named Executive Officers historically have generally been set below the median salaries for executives employed by firms in the comparison group. In considering the appropriate salaries for the Named Executive Officers in 2010, the committee considered it appropriate to account for the impact of the TARP Compensation Standards and incorporated a stock salary component into each Named Executive Officer’s base salary, which likely resulted in the salaries increasing to above the historical median salaries for executives employed by firms in the comparison group. Based on filings with the SEC during 2009 and early 2010, we know that many of the firms in the comparison group will have taken similar actions due to the impact of the TARP Compensation Standards.
2009 Salary Determinations. The committee made base salary determinations for 2009 for the Named Executive Officers in January 2009. Due to weak performance of the banking industry generally and of the Company relative to prior years and its business plan during 2008, the Nomination, Compensation and Governance Committee determined in January 2009 to keep base salaries flat for each of the Named Executive Officers in 2009. This action was taken notwithstanding that the committee determined that the Company’s performance for 2008 was relatively strong when compared with the comparison group and viewed in light of the unprecedented nature of the financial crisis. Although none of the Named Executive Officers received an increase in base salary in 2009, the Summary Compensation Table indicates that the salary paid in 2009 for each of them is higher than in 2008, which results from the fact that M&T pays salaries on a bi-weekly basis and there were 27 pay periods during 2009, one more than during 2008.
2010 Salary Determinations. The committee made base salary determinations for 2010 for the Named Executive Officers in January 2010. In making such determinations, the committee took into consideration the fact that it could not approve any cash incentives to the NEOs for 2009 performance under the TARP Compensation Standards and that the value of equity awards it could approve in 2010 would be limited by the TARP Compensation Standards. Similar to the prior year, the committee determined that due to weak performance of the banking industry generally and of the Company relative to prior years and its business plan it would keep base cash salaries flat for Messrs. Wilmers, Czarnecki and Pinto, again notwithstanding the fact that the committee determined that the Company’s performance for 2009 was relatively strong when compared with the comparison group. The committee did determine to increase Mr. Jones’ and Mr. Pearson’s base cash salaries by $150,000 and $135,000, respectively, due to the fact that their respective compensation was drastically below the median for their counterparts in the comparison group in 2009.
Additionally, in order to maintain a level of total compensation that the committee determined appropriate to ensure the continued services of the Named Executive Officers and to appropriately align their interests with those of the Company’s stockholders, and after taking into consideration the impact of the TARP Compensation Standards, the committee approved stock salary components of each Named Executive Officer’s base salary. The amount of annual stock salary awarded to each of Messrs. Wilmers, Jones, Czarnecki, Pinto and Pearson was $1,100,000, $400,000, $1,050,000, $1,050,000 and $550,000, respectively. The annual stock salary is effective as of January 3, 2010 and will be granted in bi-weekly installments as fully vested shares of Common Stock under the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “2009 Equity Incentive Compensation Plan”). The committee determined, however, that the shares of Common Stock received by each Named Executive Officer would be subject to restrictions on transfer such that each NEO may not sell, transfer or otherwise dispose of any Common Stock received as stock salary in 2010 until the earlier of (a) the date that M&T repays the CPP investment made under TARP, or (b) January 1, 2012. The number of shares of Common Stock to be paid to each Named Executive Officer with respect to a bi-weekly pay period will be determined by dividing the amount of stock salary with respect to that pay period by the reported closing price on the New York Stock Exchange for a share of Common Stock on the pay date for such period. Each of the NEOs will have the opportunity to elect to pay the applicable taxes for such Common Stock either by (i) cash payment, or (ii) having a portion of his stock salary withheld from each bi-weekly payment and receiving the net shares. The stock salary will be accompanied by voting rights and the right to receive any dividends paid on the Common Stock if and when dividends are paid on the Common Stock.
Incentive Compensation. Consistent with the objective of linking compensation to M&T’s performance for the benefit of the Company’s stockholders, in determining annual cash incentive and equity awards, the committee has historically assessed the following factors, without assigning any particular weighting to any single factor:
•	the Company’s current and past performance compared to its business plans and other qualitative and quantitative factors;

•	the Company’s performance compared to the comparison group;

•	the Named Executive Officer’s individual performance, as discussed below;

•	the Named Executive Officer’s past compensation;

•	the period during which a Named Executive Officer has been in a key position with the Company;

•	with respect to equity awards, dilution and the market value of the Common Stock;

•	compensation information with respect to the comparison group; and

•	the Company’s future prospects.
For awards made in 2010 with respect to 2009 performance, the committee’s ability to make any incentive compensation awards was limited by the TARP Compensation Standards. As a result, the factors described above were considered by the committee in determining the total compensation opportunity for each of the Named Executive Officers, including the amount of annual stock salary and awards of TARP compliant long-term restricted stock.
Annual Cash Incentives. The Named Executive Officers participate in the M&T Bank Corporation Annual Executive Incentive Plan, which plan provides for discretionary grants of cash awards to the Named Executive Officers as determined by the committee. As discussed above, the TARP Compensation Standards prohibit the payment of these types of cash awards, except pursuant to certain preexisting employment contracts, to the NEOs and next 20 most highly compensated employees. Since all of the Named Executive Officers participate in the Annual Executive Incentive Plan and none of them have preexisting employment contracts, the committee could not, and did not, make any discretionary grants of cash awards to the NEOs in 2010 with respect to 2009 performance.
Equity Based Incentives. Consistent with its philosophy of linking compensation to M&T’s performance for the benefit of the Company’s stockholders, M&T provides long-term incentive opportunities to its executive officers through discretionary grants of stock-based compensation under the 2009 Equity Incentive Compensation Plan. The committee determines the dollar value of equity awards to be made to the Named Executive Officers at its meeting in January of each year. The equity awards are then granted on the last business day of January following the meeting of the Nomination, Compensation and Governance Committee. In making grants of equity awards, the committee assesses the following factors over a three-year period or longer:
•	The recommendations of management, with input from Human Resources, on the total size of the equity award pool to be allocated to all participating employees;

•	The amount of the equity award pool for prior years;

•	The performance of M&T relative to prior years; and

•	The performance of M&T relative to its business plan and the comparison group.
Stock Options. Management and the committee have historically believed that stock options are an effective long-term incentive because the holder can profit only if the value of M&T Common Stock increases. In addition, the Company has utilized incentive stock options that comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the maximum extent permitted. In making such awards in the past, the committee concluded that the potential tax advantages available to the NEOs with incentive stock options increases the likelihood that a Named Executive Officer will hold the stock received upon exercise of a stock option. Typically, stock options vest over a four-year period, with 10% vesting one year after the date of grant, an additional 20% vesting two years after the date of grant, an additional 30% vesting three years after the date of grant and the remaining 40% vesting four years after the date of grant.
Restricted Stock and Restricted Stock Units. Management and the committee believe that restricted stock and restricted stock units to be settled in stock also provide some degree of an effective long-term incentive because although there is value in an award upon vesting even if the stock price has not increased (or even if the stock price has decreased) since grant, the value of the award can be further enhanced if the value of M&T Common Stock increases. The restrictions on awards of restricted stock or restricted stock units will lapse based on the same service-based vesting schedule used for stock options. The restricted stock will receive dividends if and when dividends are paid on M&T Common Stock and will have voting rights during the restricted period. The restricted stock units will receive dividend equivalent payments if and when dividends are paid on M&T Common Stock but they do not have voting rights during the restricted period. Beginning in 2009, for tax reasons, the committee determined to award restricted stock units to be settled in stock as a substitute for awards of restricted stock to Company employees who are eligible for retirement under the Pension Plan.
As discussed above, the TARP Compensation Standards prohibit the award of any equity incentive compensation to the NEOs and next 20 most highly compensated employees,

unless the equity award meets the definition of “long-term restricted stock” in the TARP Compensation Standards, which subjects such awards to limits on value and certain vesting and nontransferability requirements. The value of awards of long-term restricted stock may not exceed one-third of the recipient’s annual compensation for the year of the grant, as opposed to the preceding year, but for these purposes the full value of the award itself is included in the recipient’s annual compensation. In effect, the TARP Compensation Standards allow a restricted stock award with a value equal to 50 percent of salary. Such awards must not vest earlier than two years from the date of grant, except in cases of death, disability or change in control. In addition, there are restrictions on the transferability of restricted shares, even if they have vested, until specified percentages of the TARP assistance have been repaid, except that restricted shares may become transferable to the extent necessary to pay taxes becoming due upon vesting.
2009 Equity Awards. The Nomination, Compensation and Governance Committee determined the dollar value of equity awards to be made to the Named Executive Officers in 2009 at its January 2009 meeting. As in years past, the Nomination, Compensation and Governance Committee based its equity awards on the criteria discussed above. This assessment showed that generally M&T had performed above the median of the comparison group over three-year and longer periods and had performed in the top quartile of the group on some financial measures such as earnings per share growth. As a result, because the Nomination, Compensation and Governance Committee considers equity awards a long-term award that should be based more on the long-term performance of the Company, the equity awards approved in 2009 were unchanged from the equity awards granted in 2008, except as discussed below for Mr. Wilmers. Due to the fact that the price of the Company’s Common Stock had fallen dramatically during 2008 and the resulting impact such a decrease would have on the number of shares that would be issuable if stock options were granted, the committee decided to only grant restricted stock or restricted stock units to be settled in stock in 2009 to eligible employees, including the Named Executive Officers, which significantly reduced the number of shares awarded. It was the sense of the committee that an equity award to Mr. Wilmers in 2009 was warranted in view of the fact that the Company had continued to be profitable despite the very difficult operating environment and to provide Mr. Wilmers with an additional incentive to continue his leadership of the Company. Consistent with his position since 2003 that he not receive any equity awards, Mr. Wilmers did not request that he be considered for an equity award in 2009. The committee nonetheless felt strongly that an equity award was deserved and was an appropriate retention tool. In order to ensure that the award served as a retention tool, the terms of Mr. Wilmers’ restricted stock unit award were modified so that standard retirement vesting provisions were inapplicable until January 30, 2011. While the equity award for Mr. Wilmers increased his total compensation, such compensation remained below the median of chief executive officers in the comparison group. In addition, when combining the equity awards of the other Named Executive Officers with the base salaries and cash incentives earned with respect to 2008, the total compensation for all of the other Named Executive Officers was below the median of the comparison group based on information in the 2008 proxy statements of the group.
2010 Equity Awards. The committee granted equity awards in 2010 to the Named Executive Officers in January 2010 based on the assessment criteria discussed above and the limits on the value of long-term restricted stock that could be granted to the NEOs in 2010 under the TARP Compensation Standards. The committee also assessed how the mix of cash base salary, annual stock salary and long-term restricted stock should be structured in order to provide a total compensation opportunity to each Named Executive Officer in 2010 that reflected both the underperformance of the Company relative to its business plan in 2009, the strong relative performance compared to the comparison group and the need to provide appropriate levels of compensation to ensure the retention and continued service of the NEOs. The value of long-term restricted stock awarded to each of Messrs. Wilmers, Jones, Czarnecki, Pinto and Pearson was $350,000, $350,000, $450,000, $450,000 and $330,000, respectively. These awards, in combination with other compensation earned in 2009, resulted in total compensation for all of the Named Executive Officers for 2009 that was below the median of the comparison group. In addition, the total compensation opportunity for each Named Executive Officer in 2010, consisting of their respective cash base salary, annual stock salary and long-term restricted stock award, when compared to compensation earned in 2009, results in a reduction of 20 percent, 10 percent, 10 percent and six percent, respectively, for Messrs. Wilmers, Czarnecki, Pinto and Pearson. In the case of Mr. Jones, his total compensation opportunity for 2010 increased six percent since his total compensation remains very substantially below the median of the comparison group for his position. These long-term restricted stock awards were in the form of either restricted stock or restricted stock units to be settled in stock depending upon whether or not a Named Executive Officer is eligible for retirement, and were granted on January 29, 2010 in accordance with M&T Bank Corporation’s equity award policy. The restricted shares and restricted stock units will vest or be settled in stock, respectively, according to the following schedule: 30 percent on January 29, 2012; 30 percent on January 29, 2013; and the remaining 40 percent on January 29, 2014. Such restricted shares or restricted stock units will accelerate and vest or be settled upon the death or disability of an executive, or upon a change in control of M&T, and the vested or settled shares will be subject to restrictions on transfer until M&T repays all or a portion of the TARP CPP investment, consistent with the requirements for “long-term restricted stock” in the TARP Compensation Standards. As permitted by the TARP Compensation Standards, tax withholding for such shares or units may be fulfilled by the withholding of shares or units. The restricted stock and restricted stock units will be entitled to the receipt of any dividends paid on the Common Stock or dividend equivalents; provided, however, that such amounts will be held in a dividend book account until the date that M&T repays the CPP investment, at which point the funds will be paid to the Named Executive Officer with interest.
Summary of 2010 Executive Compensation Determinations. The supplemental table below shows the mix of annual base salary, annual cash incentives and equity awards approved by the committee for each of the Named Executive Officers in January 2010.

		Bonus Paid in	Grant Date Fair
	2010	2010 for 2009	Value of Stock
Named Executive Officer	Salary(1)	Performance	Awards in 2010

Robert G. Wilmers	$1,750,000	$0	$350,018
René F. Jones	$850,000	$0	$350,018
Mark J. Czarnecki	$1,600,000	$0	$450,023
Michael P. Pinto	$1,600,000	$0	$450,023
Kevin J. Pearson	$1,050,000	$0	$330,031

(1)	Includes a stock salary component of $1,100,000 for Mr. Wilmers; $400,000 for Mr. Jones; $1,050,000 for each of Mr. Czarnecki and Mr. Pinto; and $550,000 for Mr. Pearson.
Perquisites and Other Personal Benefits. Generally, the Company provides limited perquisites designed to assist a Named Executive Officer in being productive and which management and the committee believe are consistent with our overall compensation program. In light of these considerations, the committee has approved the payment of certain living expenses of Mr. Wilmers for one of the two cities in which we require him to work. Given the importance of developing business relationships to our success, our Named Executive Officers are also reimbursed for initiation fees and dues they incur for club memberships deemed necessary for business purposes. No perquisite exceeded $25,000 for any of the Named Executive Officers.
Retirement and Other Benefits. The Company maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Each of the Named Executive Officers participates in the defined benefit plan, except for Mr. Jones, who elected to have his benefit under the defined benefit plan frozen as of December 31, 2005 and to earn future benefits under the defined contribution plan. Mr. Jones made his election pursuant a one-time election that was offered to all participants in the defined benefit plan in late 2005 to remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or to retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.
In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the Named Executive Officers, although these plans only provide benefits on compensation up to $350,000. The nonqualified plans are not funded, except as benefits are actually paid to executive officers. Additional information regarding these retirement plans and arrangements is provided in this Proxy Statement in the sections below entitled “2009 Pension Benefits” and “2009 Nonqualified Deferred Compensation.”
M&T does not believe it is appropriate to provide the Named Executive Officers with severance packages beyond what is provided to employees of M&T generally. Consequently, the Named Executive Officers have historically participated in the M&T Bank Corporation Severance Pay Plan. As a result, of the TARP Compensation Standards, none of the Named Executive Officers is eligible to receive any benefits under the M&T Bank Corporation Severance Pay Plan for as long as any portion of the CPP investment remains outstanding. At such time after M&T has repaid all of the CPP investment and upon “Qualifying Event” (defined in the plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a Named Executive Officer would be entitled to:
•	the continuation of his base pay for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and

•	the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flexible spending accounts, provided the Named Executive Officer continues to make contributions at the active employee rate.
Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change-of-control arrangements. M&T’s compensation plans do not contain payments or benefits to Named Executive Officers that are specifically triggered by a change-of-control, except that the Company’s various stock-based compensation plans provide that, upon a change-of-control, all employees, including the Named Executive Officers, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers with equity incentives is to align their interests with those of M&T’s stockholders and that this alignment should be enhanced, not weakened, in the context of a change of control. Accelerating the vesting of stock-based compensation upon a change-of-control allows employees the same opportunity as other stockholders to sell shares freely following the completion of the deal and realize the economic benefits of the transaction, without forcing them to be exposed to the post-closing performance of the acquiror.
Tax Matters. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its Named Executive Officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally,the committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the TARP Compensation Standards provide that M&T may not deduct any compensation expense in excess of $500,000 under Section 162(m) of the Internal Revenue Code, including “performance based compensation.” Due to M&T’s participation in the CPP (as described in the foregoing sentence), Mr. Wilmers received compensation in 2009 of $175,000, and Messrs. Czarnecki and Pinto each received compensation in 2009 of $71,154, which will be nondeductible under Section 162(m) of the Internal Revenue Code.
NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT
The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Nomination, Compensation and Governance Committee certifies that during the six-month period beginning September 14, 2009, it has reviewed (i) with M&T Bank Corporation’s senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of M&T Bank Corporation; (ii) with M&T Bank Corporation’s senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to M&T Bank Corporation; and (iii) the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of M&T Bank Corporation to enhance the compensation of any employee. Based upon such review, the Nomination, Compensation and Governance Committee also determined that the compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on M&T Bank Corporation.
Description of SEO and Employee Compensation Plans Required by §30.7(b) of the Interim Final Rule
M&T Bank Corporation formed the Compensation Plan Risk Review Committee, a management committee consisting of senior risk officers, to assist the Nomination, Compensation and Governance Committee in fulfilling its duties set forth in items (i) through (iii) above. The Compensation Plan Risk Review Committee undertook a review of all compensation plans and prioritized such plans with respect to the level of risk associated with each plan. The assessment of risk encompassed a review of business processes, current economic environment and the design and administration of each plan. Criteria used by the Compensation Plan Risk Review Committee to quantify the risk included, among others, the percentage of the employee’s total compensation provided by the plan, the covered employees’ potential ability to manipulate earnings, if any, the covered employees’ potential impact on reported earnings and the covered employees’ ability to approve a proposed transaction or make another business decision that could have a material impact on M&T Bank Corporation.
As a general matter, the Compensation Plan Risk Review Committee determined that broad-based plans of general applicability that provide for welfare and retirement benefits on a non-discriminatory basis do not encourage unnecessary and excessive risks that threaten the value of M&T Bank Corporation or create an incentive or opportunity for an employee to manipulate the reported earnings of M&T Bank Corporation, and the Nomination, Compensation and Governance Committee agreed with this assessment.
SEO Compensation Plans
M&T Bank Corporation Executive Annual Incentive Plan. The discretionary nature of this plan allows awards to be based on a comprehensive assessment of performance, including risk outcomes over the long term. Therefore, the Nomination, Compensation and Governance Committee agreed with the Compensation Plan Risk Review Committee’s determination that this plan does not encourage unnecessary or excessive risk-taking by the Senior Executive Officers that threatens the value of M&T Bank Corporation or the manipulation of reported earnings.
M&T Bank Corporation 2009 Equity Incentive Compensation Plan. Due to the fact that this plan awards equity that vests over a four-year period and derives value based on the long-term performance of M&T Bank Corporation, the Nomination, Compensation and Governance Committee in consulation with the Compensation Plan Risk Review Committee determined that this plan does not encourage unnecessary or excessive risk-taking by the Senior Executive Officers that threatens the value of M&T Bank Corporation or the manipulation of reported earnings.
Various Retirement Programs. M&T Bank Corporation offers various retirement programs to its Senior Executive Officers, generally. Benefits under the defined benefit plans are not based on the performance of M&T Bank Corporation, while benefits under the defined contribution plans are based on the performance of M&T Bank Corporation only to the extent the participant elects to invest in Common Stock. Therefore, the Nomination, Compensation and Governance Committee in consulation with the Compensation Plan Risk Review Committee determined that this plan does not encourage unnecessary or excessive risk-taking by the Senior Executive Officers that threatens the value of M&T Bank Corporation or the manipulation of reported earnings.
Employee Compensation Plans
In addition to the compensation plans for Senior Executive Officers discussed above, there are various other employee compensation plans, some of which are discretionary in nature as to the amounts to be paid thereunder, some for which the amounts to be paid thereunder is based on a formula, some of which meet the requirements for commission compensation under the TARP Compensation Standards and others for which the amounts to be paid thereunder may be determined based on a combination of these approaches. All of these plans were reviewed by the Compensation Plan Risk Review Committee as described above. As a result of the review, no plan was identified as having a high degree of risk. Any plans that were considered to have features that could pose an opportunity for risk of any level or the manipulation of reported earnings were subject to additional review to assess whether or not any additional measures were required to monitor or contain risk. With respect to some plans, additional risk management processes and administrative controls, such as having M&T Bank’s Enterprise-Wide Risk Management Committee periodically review the volume and nature of new business, were put in place to more effectively manage the potential risks posed due to the businesses in which these plans are operative. For the remaining plans, it was determined that the risk management oversight and the internal controls embedded in each line of business, the discretionary nature of many of the compensation plans or the adjustments for risk included in the method used to determine the amounts to be paid thereunder, or a combination of these features, are key factors that serve to ensure that the compensation plans do not encourage undersirable risk-taking activities or the manipulation of earnings.
This report was adopted on February 12, 2010 by the Nomination, Compensation and Governance Committee of the Board of Directors:
Jorge G. Pereira, Chairman
Brent D. Baird
Robert T. Brady
Michael D. Buckley

Summary Compensation Table. The following table contains information concerning the compensation earned by M&T Bank Corporation’s Named Executive Officers in the fiscal years ended December 31, 2009, 2008 and 2007.
2009 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-	Non-
						Equity	qualified
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
		($)(2)	($)	($)(3)	($)(3)	($)	($)(4)	($)(5)		($)
Robert G. Wilmers	2009	675,000	0	2,000,013	0	0	196,868	65,222	(6)	2,937,103
Chairman of the Board and Chief Executive	2008	650,000	0	0	0	0	159,680	60,128		869,808
Officer of M&T Bank Corporation and M&T Bank	2007	646,154	275,000	0	0	0	166,737	64,825		1,152,716

René F. Jones	2009	311,538	0	600,031	0	0	10,737	47,366	(7)	969,672

Executive Vice President	2008	298,846	235,000	0	450,013	0	4,592	46,832		1,035,283

and Chief Financial	2007	281,154	235,000	0	450,007	0	834	43,065		1,010,060

Officer of M&T Bank Corporation and M&T Bank

Mark J. Czarnecki	2009	571,154	0	1,500,019	0	0	85,562	42,037	(9)	2,198,772
President of M&T Bank Corporation and M&T Bank	2008	550,000	225,000	0	1,500,012	0	53,363	40,172		2,368,547
	2007	542,308	225,000	0	1,500,003	0	37,393	38,627		2,343,331

Michael P. Pinto	2009	571,154	0	1,500,019	0	0	75,428	48,032	(8)	2,194,633
Vice Chairman of the Board of M&T Bank	2008	550,000	225,000	0	1,500,012	0	47,895	40,934		2,363,841
Corporation;	2007	543,308	225,000	0	1,500,003	0	34,287	233,778		2,536,376
Vice Chairman of the Board and Chairman and Chief Executive Officer of the Mid-Atlantic Division of M&T Bank

Kevin J. Pearson (1)	2009	379,039	0	800,029	0	0	47,333	26,991	(10)	1,253,392
Executive Vice President of M&T Bank Corporation and M&T Bank	2008	363,846	300,000	0	800,013	0	29,091	25,404		1,518,354

(1)	Pursuant to proxy rules, because Mr. Pearson was not a Named Executive Officer for 2007, only his 2008 and 2009 compensation information is included.

(2)	None of the Named Executive Officers received an increase in base salary in 2009. The salary paid in 2009 is higher than in 2008 only because M&T Bank Corporation pays salaries on a bi-weekly basis and there were 27 pay periods in 2009, which was one more than in 2008.

(3)	The amounts represent the grant date fair market value of the awards determined on the basis of the assumptions and methodology set forth in Note 11 to the financial statements of M&T Bank Corporaton set forth in its Annual Report on Form 10-K filed with the SEC on February 19, 2010.

(4)	The assumptions used to calculate the present value of accumulated benefits are the same as those used for financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2009 is calculated assuming the executive commences his accrued benefit earned through December 31, 2009 at normal retirement age. For both the December 31, 2008 and December 31, 2009 calculations, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table with a white-collar adjustment. The discount rate assumption is 6.0% for the December 31, 2007 calculations, 6.0% for the December 31, 2008 calculations and 5.75% for the December 31, 2009 calculations.

Normal retirement age is 65 for all participants except for Mr. Wilmers. Mr. Wilmers is past age 65, so his current age is assumed. It is assumed that the participants will elect the single life annuity form of benefit.

(5)	Includes for each Named Executive Officer (i) a $11,025 contribution in 2009 to the Retirement Savings Plan, a qualified defined contribution plan and (ii) a $4,725 credit under the M&T Bank Corporation Supplemental Retirement Savings Plan. Also includes, for Mr. Jones, (i) a $10,413 contribution in 2009 to the Retirement Accumulation Account portion of the Retirement Savings Plan, a qualified defined contribution plan and (ii) a $4,463 credit under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan. Includes the following insurance premiums paid in 2009 in respect of term life insurance for the benefit of each of the following Named Executive Officers: Mr. Pearson — $1,710; Mr. Jones — $1,710; Mr. Czarnecki — $2,622; Mr. Pinto— $2,622; and Mr. Wilmers — $6,798.

(6)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.

(7)	Perquisites for Mr. Jones included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.

(8)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.

(9)	Perquisites for Mr. Pinto included club membership dues, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pinto.

(10)	Perquisites for Mr. Pearson included tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pearson.

Grants of Plan-Based Awards. The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2009.
2009 Grants of Plan-Based Awards

								All
								Other	All Other	Exer-
								Stock	Option	cise or	Grant
								Awards:	Awards:	Base	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Price	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	of	Stock and
	Grant	Plan Awards			Plan Awards			of Stock	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)(2)
Robert G. Wilmers	1/30/2009	0	0	0	0	0	0	51,401	0	—	2,000,013
René F. Jones	1/30/2009	0	0	0	0	0	0	15,421	0	—	600,031
Mark J. Czarnecki	1/30/2009	0	0	0	0	0	0	38,551	0	—	1,500,019
Michael P. Pinto	1/30/2009	0	0	0	0	0	0	38,551	0	—	1,500,019
Kevin J. Pearson	1/30/2009	0	0	0	0	0	0	20,561	0	—	800,029

(1)	The valuation of stock awards is based on the assumptions and methodology set forth in Note 11 to the financial statements of M&T Bank Corporation in its Annual Report on Form 10-K filed with the SEC on February 19, 2010.

(2)	Vesting of the stock awards granted to the Named Executive Officers in 2009 occurs on a graduated basis with 10% vesting one year after the grant date, an additional 20% vesting two years after the grant date, an additional 30% vesting three years after the grant date and the remaining 40% vesting four years after the grant date. The 2005 Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change in control. The award for Mr. Wilmers, however, provides that vesting will not be accelerated in the event of retirement prior to January 30, 2011.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2009 for the Named Executive Officers.
Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity					Number	or Payout
			Incentive			Number		of	Value of
			Plan			of	Market	Unearned	Unearned
			Awards:			Shares	Value of	Shares,	Shares,
	Number of	Number of	Number of			or Units	Shares	Units or	Units or
	Securities	Securities	Securities			of Stock	or Units	Other	Other
	Underlying	Underlying	Underlying			That	of Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Have	That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
		(1)	(#)	($)		(#)(2)	($)	($)	($)
Robert G. Wilmers	79,709	0	0	65.80	1/16/2011	—	—	—	—
	20,291	0	0	68.31	2/20/2011	—	—	—	—
	90,000	0	0	75.80	1/15/2012	—	—	—	—
	—	—	—	—	—	51,401	3,438,213	0	0

René F. Jones	20,000	0	0	65.80	1/16/2011	—	—	—	—
	15,000	0	0	75,80	1/15/2012	—	—	—	—
	15,000	0	0	80.23	1/21/2013	—	—	—	—
	14,987	0	0	91.75	1/20/2014	—	—	—	—
	10,766	0	0	101.80	1/18/2015	—	—	—	—
	7,900	5,268	0	108.93	1/17/2016	—	—	—	—
	4,722	11,018	0	121.31	1/31/2017	—	—	—	—
	2,839	25,553	0	91.28	1/31/2018	—	—	—	—
	—	—	—	—	—	15,421	1,031,511	0	0

Mark J. Czarnecki	39,854	0	0	65.80	1/16/2011	—	—	—	—
	10,146	0	0	68.31	2/20/2011	—	—	—	—
	45,000	0	0	75.80	1/15/2012	—	—	—	—
	45,000	0	0	80.23	1/21/2013	—	—	—	—
	44,960	0	0	91.75	1/20/2014	—	—	—	—
	21,735	14,490	0	108.93	1/17/2016	—	—	—	—
	15,739	36,727	0	121.31	1/31/2017	—	—	—	—
	9,463	85,175	0	91.28	1/31/2018	—	—	—	—
	—	—	—	—	—	38,551	2,578,676	0	0

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Marked
			Equity					Number	or Payout
			Incentive			Number	Market	of	Value of
			Plan			of	Value of	Unearned	Unearned
			Awards:			Shares	Shares	Shares,	Shares,
	Number of	Number of	Number of			or Units	or Units	Units or	Units or
	Securities	Securities	Securities			of Stock	of Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Have	Have	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
		(1)	(#)	($)		(#)(2)	($)	($)	($)
Michael P. Pinto	51,810	0	0	65.80	1/16/2011	—	—	—	—
	13,190	0	0	68.31	2/20/2011	—	—	—	—
	65,000	0	0	75.80	1/15/2012	—	—	—	—
	65,000	0	0	80.23	1/21/2013	—	—	—	—
	64,943	0	0	91.75	1/20/2014	—	—	—	—
	31,388	20,926	0	108.93	1/17/2016	—	—	—	—
	15,739	36,727	0	121.31	1/31/2017	—	—	—	—
	9,463	85,175	0	91.28	1/31/2018	—	—	—	—
	—	—	—	—	—	38,551	2,578,676	0	0

Kevin J. Pearson	15,000	0	0	65.80	1/16/2011	—	—	—	—
	15,000	0	0	75,80	1/15/2012	—	—	—	—
	20,000	0	0	80.23	1/21/2013	—	—	—	—
	22,968	0	0	91.75	1/20/2014	—	—	—	—
	16,921	0	0	101.80	1/18/2015	—	—	—	—
	12,811	8,542	0	108.93	1/17/2016	—	—	—	—
	8,394	19,588	0	121.31	1/31/2017	—	—	—	—
	5,047	45,427	0	91.28	1/31/2018	—	—	—	—
	—	—	—	—	—	20,561	1,375,325	0	0

(1)	The unexercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedule

January 17, 2016	100% vested on January 17, 2010

January 31, 2017	42.85% vested on January 31, 2010 and the remaining 57.15% will vest on January 31, 2011

January 31, 2018	22.22% vested on January 31, 2010; an additional 33.32% will vest on January 31, 2011 and the remaining 44.44% will vest on January 31, 2012

(2)	See footnote (2) to the table set forth under the caption “2009 Grants of Plan-Based Awards.”

Option Exercises and Stock Vested. The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2009 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.
2009 Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized
Name	on Exercise	Exercise	on Vesting	on Vesting
	(#)	($)(1)	(#)	($)
Robert G. Wilmers	100,000	2,185,000	0	0
René F. Jones	2,410	36,753	0	0
Mark J. Czarnecki	0	0	0	0
Michael P. Pinto	65,000	1,162,750	0	0
Kevin J. Pearson	0	0	0	0

(1)	Based upon the difference between the closing price of the Common Stock on the New York Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.
Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the Named Executive Officers.
2009 Pension Benefits (1)

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	during Last
Name	Plan Name	Service	Benefit	Fiscal Year
		(#)(3)	($)	($)
Robert G. Wilmers	Qualified Pension Plan (2)	26	1,486,855	0
	Supplemental Pension Plan (2)(4)	26	267,943	0
René F. Jones	Qualified Pension Plan (2)	13	91,870	0
Mark J. Czarnecki	Qualified Pension Plan (2)	29	516,908	0
	Supplemental Pension Plan (2)(4)	29	110,950	0
Michael P. Pinto	Qualified Pension Plan (2)	24	422,554	0
	Supplemental Pension Plan (2)(4)	24	102,437	0
Kevin J. Pearson	Qualified Pension Plan (2)	20	238,861	0
	Supplemental Pension Plan (2)(4)	20	34,564	0

(1)	The assumptions used to calculate the present value of accumulated benefits are the same as those used for financial reporting purposes as of December 31, 2009, assuming that all Named Executive Officers continue to work until their normal retirement age, or their current age, if later, and no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2009 is calculated assuming the executive commences his accrued benefit earned through December 31, 2009 at normal retirement age, or his current age, if earlier. For the December 31, 2009 calculation, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table and the discount rate assumption is 6.0%. Normal retirement age is assumed to be age 65 for purposes of the Qualified Pension Plan and the Supplemental Pension Plan for the Named Executive Officers except for Mr. Wilmers. Mr. Wilmers’ normal retirement age is considered to be age 75, his current age.

(2)	The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T Bank Corporation’s employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each Named Executive Officer, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Retirement Accumulation Account (sometimes referred to as the Qualified RAA), in which qualifying participants are credited a percentage of total pay based on length of service. Under the new formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) the product of (i) the number of years of credited service beginning on January 1, 2006 and (ii) the sum of (A) 1% of compensation for the plan year plus (B) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Czarnecki, Pinto, Pearson and Wilmers elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones elected to discontinue his future participation in the Qualifed Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006, but has an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)	The years of credited service for all of the Named Executive Officers are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

(4)	As described in footnote 2 above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the Named Executive Officers, Messrs. Czarnecki, Pinto, Pearson and Wilmers elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the qualified Retirement Accumulation Account effective January 1, 2006. M&T Bank Corporation maintains a defined contribution nonqualified Retirement Accumulation Account that is designed to provide participants with contributions that cannot be provided under the qualified Retirement Accumulation Account because of applicable federal income tax limits. As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000. Mr. Jones participated in the Supplemental RAA in 2009 and was credited with a contribution for 2009 as reported below under the discussion of 2009 Nonqualified Deferred Compensation Plans.
Explanation of Pension Benefits Table. The Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the Named Executive Officer’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2009.
The amounts indicated in the column entitled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2009 of the annual benefit that was earned by the Named Executive Officers as of December 31, 2009, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental

Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in the footnote to the Pension Benefits Table. Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the Pension Benefits Table and in the narrative below.
Qualified Pension Plan. Benefits under the Qualified Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named Executive Officer. If the Named Executive Officer is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the Named Executive Officer elects another form of payment with the consent of the spouse. None of the Named Executive Officers are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the Named Executive Officer, benefits are reduced from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000. Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The Qualified Pension Plan benefits of all participants, including those benefits of Named Executive Officers, are payable from the assets held by the tax-exempt trust.
Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered.
A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2009, Messrs. Czarnecki, Pinto, Jones and Pearson were not eligible for early retirement.
Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each Named Executive Officer is 100% vested in his benefits in the Qualified Pension Plan.
Supplemental Pension Plan. The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the federal income tax code, and the benefit actually provided under the Qualified Pension Plan. Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.
Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named

Executive Officer. The Supplemental Pension Plan does allow a Named Executive Officer to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.
The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.
Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the Named Executive Officers are 100% vested in their benefits in the Supplemental Pension Plan.
Nonqualified Deferred Compensation. The following table sets forth contributions, earnings and year-end balances for 2009 with respect to nonqualified deferred compensation plans for the Named Executive Officers.
2009 Nonqualified Deferred Compensation

		Executive	Registrant	Aggregate
		Contri-	Contri-	Earnings	Aggregate	Aggregate
		butions in	butions in	in Last	Withdrawals	Balance at
Name	Plan Name	Last FY	Last FY	FY	/Distributions	Last FYE
		($)(1)	($)(2)	($)(3)	($)	($)(4)
Robert G. Wilmers	Supplemental 401(k)	10,500	4,725	53,728	0	293,429
René F. Jones	Supplemental 401(k)	6,300	4,725	11,803	0	55,253
	Supplemental RAA	0	4,463	1,703	0	12,887
	Deferred Bonus Plan	0	0	36	0	23,378
Mark J. Czarnecki	Supplemental 401(k)	6,300	4,725	16,441	0	117,129
Michael P. Pinto	Supplemental 401(k)	6,300	4,725	33,825	0	115,263
	Deferred Bonus Plan	0	0	178,530	0	410,414
Kevin J. Pearson	Supplemental 401(k)	6,300	4,725	12,402	0	51,658

(1)	The Supplemental 401(k) contributions were based on the Named Executive Officers’ deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.

(2)	This column represents M&T Bank Corporation’s matching contributions credited to the accounts of the Named Executive Officers during 2009 in respect of the Named Executive Officers’ contributions. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2009. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and Common Stock as described below. Investment returns on those funds and Common Stock ranged from 0.15% to 49% for the year ended December 31, 2009.

(4)	This column represents the year-end balances of the Named Executive Officers’ nonqualified deferred compensation accounts. These balances include Named Executive Officers’ and M&T Bank Corporation’s contributions that were included in the Summary Compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.
Overview of Nonqualified Deferred Compensation Plans. M&T Bank Corporation maintains two Nonqualified Deferred Compensation Plans: the Supplemental Retirement Savings Plan and the Deferred Bonus Plan.
The Supplemental Retirement Savings Plan mirrors the tax-qualified, defined contribution Retirement Savings Plan maintained by M&T Bank Corporation in that it consists of two parts: a Supplemental 401(k) Plan and a Supplemental Retirement Accumulation Account Plan. The tax-qualified Retirement Savings Plan provides benefits under both portions up to the limit set by the Internal Revenue Service on compensation that can be recognized under a tax-qualified plan. The Supplmental Retirement Savings Plan provides unfunded, non-qualified benefits to select management based on compensation in exess of the Internal Revenue Service limit for tax-qualified plans up to a maximum creditable compensation level of $350,000.
Under the tax-qualified 401(k) (or Qualified 401(k) Plan) portion of the Retirement Savings Plan, a participant may elect to contribute up to 50% of creditable plan compensation, in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 3% of the participant’s contributions plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation under the plan. All participants are always 100% vested in all contributions in the Qualified 401(k) Plan. All Named Executive Officers participate in the Qualified 401(k) Plan.
Under the tax-qualified Retirement Accumulation Account (or Qualified RAA) of the Retirement Savings Plan, a participant will be credited with an employer contribution based on the participant’s years of service recognized under the plan for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T Bank Corporation on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA are subject to a five-year cliff vesting schedule. As explained in the discussion of the 2009 Pension Benefits Table, Mr. Jones is the only Named Executive Officer who participates in the Qualified RAA, and he is fully vested in the benefits under the plan based on his years of service.
The Deferred Bonus Plan allows select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus they receive under an M&T Bank Corporation bonus or incentive plan.
Supplemental Retirement Savings Plan—Supplemental 401(k) Plan. The Supplemental 401(k) Plan provides unfunded, non-qualified benefits to select members of management and highly compensated employees of M&T Bank Corporation. All of the Named Executive Officers participate in the Supplemental 401(k) Plan.
For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year. A participant who contributes to our Supplemental 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the qualified 401(k) plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation. Creditable compensation under the Supplemental 401(k) Plan is defined in the same way as under the Qualified Pension Plan, but it includes amounts deferred by participants under the Supplemental 401(k) Plan and the Deferred Bonus Plan and excludes compensation credited under the tax-qualified 401(k) plan, the Retirement Savings Plan. The maximum creditable compensation for the plan in any year is $350,000.
A participant is 100% immediately vested in both his or her own contributions and the employer matching contributions and all earnings on both types of contributions under the Supplemental 401(k) Plan. The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the supplemental 401(k) Plan prior to the beginning of each year. All payments from the supplemental 401(k) Plan are made in the form of cash.
Supplemental Retirement Savings Plan—Supplemental Retirement Account Plan. The Supplemental Retirement Accumulation Account (or Supplemental RAA) portion of the Supplemental Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the federal income tax code. Mr. Jones is the only Named Executive Officer who participates in the Supplemental RAA.
For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on Plan Compensation under the Qualified RAA if the IRS Compensation Limit did not exist up to the Supplemental RSP Plan compensation limit of $350,000, and (2) the contribution actually provided under the RAA. Mr. Jones was credited with $4,463 for the 2009 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Mr. Jones is fully vested in his Supplemental RAA account. Supplemental RAA benefits are payable at the same time and form as under the Supplemental 401(k) Plan.
Service in the Supplemental RAA is determined in the same manner as under the Qualified RAA.
Deferred Bonus Plan. Through December 31, 2009, the Deferred Bonus Plan allows select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus award to which they may be entitled under an M&T Bank Corporation bonus or incentive plan. No Named Executive Officer deferred any amounts in the Deferred Bonus Plan in 2009, although Messrs. Jones and Pinto have accounts in the Deferred Bonus Plan as of December 31, 2009 resulting from prior years’ deferrals. Deferrals under the Deferred Bonus Plan have been discontinued after December 31, 2009.

Under the Deferred Bonus Plan, an eligible employee could elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant could elect to defer such amount for a specific number of years between 5 and 20 and could elect to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.
Potential Payments Upon Termination or Change in Control. The following table indicates the potential post-employment payments and benefits for the Named Executive Officers in the event that either of the following had occurred on December 31, 2009 and assuming M&T Bank Corporation was not subject to the TARP Compensation Standards: (i) an involuntary termination or (ii) a change in control event accompanied by an involuntary termination of employment.
Post-Employment Benefits (1)

					Total Benefits
					Upon Involuntary
				Total Benefits	Termination
		Health	Value of	Upon	Preceded by
	Severance	Benefit	Equity	Involuntary	Change-in-Control
Name	Pay	Coverage	Awards	Termination	Event

	($)(2)	($)	($)(3)	($)	($)
Robert G. Wilmers	1,300,000	40,369	3,438,213	1,340,369	4,778,582
René F. Jones	600,000	12,709	1,031,511	612,709	1,644,220
Mark J. Czarnecki	1,100,000	13,645	2,578,676	1,113,645	3,692,321
Michael P. Pinto	1,100,000	16,865	2,578,676	1,116,865	3,695,541
Kevin J. Pearson	730,000	7,877	1,375,325	737,877	2,113,202

(1)	In the event of an involuntary termination of employment, Named Executive Officers are entitled to the accelerated vesting of equity awards only if such involuntary termination is preceded by a change-in-control event.

(2)	Assumes the Named Executive Officer would receive the maximum potential severance of 104 weeks of base salary.

(3)	As of December 31, 2009, all unvested stock options for the Named Executive Officers were out-of-the-money. The amounts shown reflect the value of unvested shares or units of restricted stock.
Severance Pay Plan. M&T Bank Corporation maintains a Severance Pay Plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. Each Named Executive Officer participates in the plan. Upon the occurrence of a “Qualifying Event,” each Named Executive Officer will be entitled to:
•	the continuation of his base pay for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and

•	the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flexible spending accounts, provided the Named Executive Officer continues to make contributions at the active employee rate.
In accordance with the TARP Compensation Standards, the Severance Pay Plan has been amended to prohibit the payment of any post-employment severance payments and the continuation of any employee benefits to any of the Named Executive Officers or the next five most highly compensated employees for the period of time in which any portion of the TARP CPP investment remains outstanding.
Accelerated Vesting of Equity Awards. Under M&T Bank Corporation’s various equity compensation plans, upon a change of control or death, disability or retirement, all of our employees, including the Named Executive Officers, would be immediately vested in any outstanding awards that were unvested at the time of the change of control or death, disability or retirement. For the period of time in which any portion of the TARP CPP investment remains outstanding, the acceleration of vesting of unvested equity awards may be prohibited upon the departure of the Named Executive Officers or the next five most highly compensated employees or upon a change in control of M&T Bank Corporation, in accordance with the TARP Compensation Standards.
2009 Director Compensation

					Changes in
					Pension
					Value and
				Non-	Non-
				Equity	qualified
	Fees			Incentive	Deferred	All
	Earned or			Plan	Compen-	Other
	Paid in	Stock	Option	Compen-	sation	Compen-
Name	Cash	Awards	Awards	sation	Earnings	sation	Total

	($)(1)	($)(2)	($)	($)	($)	($)	($)
C. Angela Bontempo	141	80,859	0	0	0	0	81,000
Patrick W.E. Hodgson	37,613	37,387	0	0	0	0	75,000
Richard G. King	35,151	34,849	0	0	0	0	70,000
Robert J. Bennett	33,329	33,171	0	0	0	0	66,500
Herbert L. Washington	33,141	32,859	0	0	0	0	66,000
Brent D. Baird	140	63,860	0	0	0	0	64,000
Robert T. Brady	23,127	22,873	0	0	0	0	46,000
T. Jefferson Cunningham III	23,592	23,408	0	0	0	0	47,000
Michael D. Buckley	22,146	21,854	0	0	0	0	44,000
Jorge G. Pereira	22,130	21,870	0	0	0	0	44,000
Melinda R. Rich	119	39,881	0	0	0	0	40,000
Colm E. Doherty (3)	34,000	0	0	0	0	0	34,000
Eugene J. Sheehy (3)	34,000	0	0	0	0	0	34,000
Reginald B. Newman, III	52	24,948	0	0	0	0	25,000
Gary N. Geisel	11,883	11,751	0	0	0	0	23,634
Stephen G. Sheetz (4)	75	9,592	0	0	0	4,286	13,953
Daniel R. Hawbaker	44	12,623	0	0	0	0	12,667
Richard E. Garman	75	9,592	0	0	0	0	9,667

(1)	Pursuant to the terms of the 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T Bank Corporation Common Stock, or in a combination of cash and shares of M&T Bank Corporation Common Stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The amounts listed in this column show only the amount of fees paid in cash.

(2)	Reflects amount of fees paid in the form of Common Stock. The value of Common Stock paid is the value as of the last business day of each calendar quarter on which shares of M&T Bank Corporation Common Stock are quoted on the New York Stock Exchange.

(3)	The retainer and attendance fees attributable to Messrs. Doherty and Sheehy’s service as directors were paid in cash to AIB.

(4)	Upon his retirement in 2009, Mr. Sheetz received a final distribution of Common Stock and cash from the 1992 Keystone Financial Inc. Directors Fees Plan and the 1991 Keystone Financial Inc. Directors Deferral Plan, respectively, which plans M&T Bank Corporation assumed in connection with its acquisition of Keystone.
M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $20,000 plus an attendance fee of $2,000 for each meeting of the Board of Directors attended. Members of the Audit and Risk Committee (other than the chair) receive an additional annual retainer of $10,000, and the chair of the Audit and Risk Committee receives an additional annual retainer of $20,000. Directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $1,000 for each committee meeting attended, except members of the Audit and Risk Committee, who receive $3,000 for each Audit and Risk Committee meeting attended. Compensation is paid at the end of each calendar quarter in an amount equal to one-quarter of a director’s annual retainer and the meeting fees earned during such quarter. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings.
M&T Bank Corporation 2008 Directors’ Stock Plan. Pursuant to the terms of the 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T Bank Corporation Common Stock, or in a combination of cash and shares of M&T Bank Corporation Common Stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of Common Stock on the New York Stock Exchange on the business day immediately preceding the day the compensation is payable.
In connection with the acquisition of Allfirst on April 1, 2003, the Boards of Directors of M&T Bank Corporation and M&T Bank determined that the retainer and attendance fees of any director who serves as a designee of AIB on the Boards of Directors of M&T Bank Corporation or M&T Bank shall be paid to AIB in cash if such director is a salaried officer or employee of AIB or any of its subsidiaries, notwithstanding the terms of the 2008 Directors’ Stock Plan. As a result, the retainer and attendance fees attributable to Messrs. Doherty and Sheehy in 2009 were paid in cash to AIB.
M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings of M&T Bank Corporation, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended described above in the section entitled, “M&T Bank Corporation Directors’ Fees.”
Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $10,000 and a fee of $1,250 for each such meeting attended by him. Mr. Bennett, as a member of the Directors Advisory Council of the Central New York Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Geisel, as the chairman of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.
Nonqualified Deferred Compensation Arrangements for Directors. Mr. Hawbaker, Mr. King and Mr. Sheetz are participants in the Keystone Directors Fees Plan that was assumed by M&T Bank Corporation in connection with its acquisition of Keystone. The plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon the acquisition of Keystone, the right of participants to receive Keystone common stock was converted into the right to receive stock in M&T. Mr. Sheetz was entitled to receive annual distributions from his plan account over the ten-year period covering 2000 to 2009. In 2009, he received 255 shares of Common Stock. Mr. Sheetz retired as a director of M&T Bank Corporation effective April 21, 2009. Mr. Hawbaker’s benefits were payable the January following his retirement as a director on April 21, 2009. As a result, he received a single distribution of 127 shares of Common Stock in January 2010. Mr. King will receive annual distributions from his plan account over a five-year period commencing upon his resignation or retirement as a director.
In addition, Mr. Sheetz was a participant in the Keystone Directors Deferral Plan, a nonqualified unfunded plan under which a director could elect to defer directors’ fees. Mr. Sheetz was entitled to receive annual distributions from his plan account over the ten-year period covering 2000 through 2009. In 2009, he received $4,286.
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities which are unaffiliated with M&T Bank Corporation and which own commercial aircraft that are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $441,929 to the aviation service for use of the aircraft in 2009. M&T Bank Corporation also reimbursed Mr. Wilmers for $629,918 in expenses paid to the aviation service by him for use of the aircraft in connection with Mr. Wilmers’ attendance at meetings of the AIB board of directors in Europe. M&T Bank Corporation has designated Mr. Wilmers as its designee to the AIB board of directors. M&T Bank has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.

M&T Bank and Sheetz, Inc., a company of which Mr. Sheetz is the chairman and in which he has a 15 percent ownership interest, have an agreement whereby M&T Bank installs and maintains automated teller machines within certain convenience stores operated by Sheetz, Inc. and shares a portion of the revenue generated from those automated teller machines with Sheetz, Inc. This agreement was entered into as a result of a competitive bidding process. In 2009, M&T Bank paid $1,989,559 to Sheetz, Inc. in connection with this arrangement. M&T Bank also leases real property located in Altoona, Pennsylvania from Sheetz, Inc. at a cost of $75,900 for 2009. This lease is believed to be on comparable terms for similar space similarly situated. Mr. Sheetz served as a director of M&T Bank Corporation through April 21, 2009.
Mr. King’s son-in-law, David Sivel, was hired as a non-executive officer employee of M&T Bank in November 2008. During 2009, he earned direct compensation of $133,462. This compensation is comparable to that of employees performing similar functions at M&T Bank.
Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2009 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectibility or present other unfavorable features.
In accordance with applicable New York Stock Exchange listing standards, the Nomination, Compensation and Governance Committee reviews, approves or ratifies all related party or affiliate transactions between M&T Bank Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O. The Nomination, Compensation and Governance Committee determines whether a particular relationship serves the best interest of M&T Bank Corporation and its stockholders and whether the relationship should be continued. In addition, M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants, which requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. The Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. In addition, as described in the section entitled, “Board of Directors, Determination of Independence and Attendance,” such related party or affiliate transactions are considered by the Board of Directors in its review of director independence.
CORPORATE GOVERNANCE OF M&T BANK CORPORATION
The Board of Directors believes that the purpose of corporate governance is to ensure that stockholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promote this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption, and in October 2003, adopted new Corporate Governance Standards as a result of new SEC and New York Stock Exchange requirements.
The Board of Directors last amended its Corporate Governance Standards in April 2008. The current Corporate Governance Standards are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.
On November 16, 2009, the Board of Directors of M&T Bank Corporation adopted Amended and Restated Bylaws to provide that in an uncontested election, the affirmative vote of a majority of the votes cast in favor or against the election of a nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. If, however, an incumbent director in an uncontested election does not receive a majority of the votes cast in favor or against such director, that director would be required to tender his or her resignation to the Board of Directors. The Board of Directors will then determine whether or not to accept such resignation, taking into account the recommendation of the Nomination, Compensation and Governance Committee, and will publicly disclose via a press release or SEC filing its decision within 90 days of the certification of the election results.
The Nomination, Compensation and Governance Committee has engaged Mercer to provide compensation consulting services regarding executive officer and director compensation, including with respect to the amount and form of executive compensation. The fees for such engagement totaled $48,950 for 2009. In addition, Mercer and an affiliate of Mercer have also been engaged by M&T Bank to provide additional services. Specifically, Mash & McLennan Companies provided insurance brokerage services and Mercer provided actuarial and investment consulting services. An aggregate of $591,019 in fees was paid to Mercer and Marsh & McLennan Companies for such additional services in 2009. The substantial majority of the fees for additional services related to services Mercer performed in connection with a tax matter associated with the Provident Pension Plan. These services were being performed on behalf of Provident prior to its acquisition by M&T Bank Corporation and are not expected to continue past 2010. The decision to engage Mercer and Marsh & McLennan for the additional services was made by management without consulation with the Nomination, Compensation and Governance Committee.
The Board of Directors has designated the Nomination, Compensation and Governance Committee to discharge the Board of Directors’ responsibilities with respect to compensation, director nominations and corporate governance matters.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE
Board of Directors, Determination of Independence and Attendance. Pursuant to the Corporate Governance Standards, the Board of Directors undertook a review of director independence in April 2009. As a result of that review, the Board of Directors determined that 13 of its 17 then current members met the New York Stock Exchange standard for independence. Of the 17 nominees standing for election as directors at the 2010 Annual Meeting of Stockholders, all of whom are currently serving as such, 13 meet the New York Stock Exchange standard for independence. The Board of Directors uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T Bank Corporation that the Board of Directors believes jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T Bank Corporation: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $120,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service and as an executive officer in the case of family members) during any twelve-month period over the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which M&T Bank Corporation contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues. In addition, if any business relationship described in the last clause of the preceding sentence is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank Corporation, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank Corporation to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.
As mentioned above, Mr. King’s son-in-law is employed by M&T Bank as a non-executive officer. The Nomination, Compensation and Governance Committee considered this arrangement and, consistent with the applicable independence standards, determined that it does not impair Mr. King’s independence as a director of M&T Bank Corporation or as a member of the Audit and Risk Committee.
The Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation.
Following are the names of each current member of the Board of Directors for whom an affirmative determination of independence was made in 2009:
Brent D. Baird
Robert J. Bennett
C. Angela Bontempo
Robert T. Brady
Michael D. Buckley
T. Jefferson Cunningham, III
Colm E. Doherty
Gary N. Geisel
Patrick W.E. Hodgson
Richard G. King
Jorge G. Pereira
Melinda R. Rich
Eugene J. Sheehy
Herbert L. Washington
The Board of Directors held nine meetings during 2009. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member.
It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its Annual Meetings of Stockholders, absent exigent circumstances. All of the 17 nominees standing for election at the 2010 Annual Meeting of Stockholders were elected at last year’s Annual Meeting of Stockholders, except for Mr. Geisel, the former chairman of the board and chief executive officer of Provident and Provident Bank, who was appointed as a director of M&T Bank Corporation and M&T Bank in connection with M&T Bank Corporation’s acquisition of Provident on May 23, 2009 and the associated merger of Provident Bank with and into M&T Bank. Of those 16 nominees, all but one attended last year’s Annual Meeting of Stockholders.
Board Leadership Structure. Mr. Wilmers serves as the Chairman of the Board and the Chief Executive Officer of M&T Bank Corporation. He has held the post of Chief Executive Officer for the past 27 years, excluding a period of 18 months during which Mr. Sadler held such title. He has also served as Chairman of the Board for the majority of these years. In light of Mr. Wilmers’ significant leadership tenure with the organization, and the fact that he led the company through its growth from a local community bank to one of the top 20 largest commercial banking institutions in the country, the company believes this is an appropriate structure for leadership of the Board of Directors as it fosters, among other matters, effective decision-making and clear accountability. Mr. Pereira serves as the lead independent director, a position which he has held for over six years. As the lead independent director, Mr. Pereira presides over the executive sessions of the non-management directors of M&T Bank Corporation.
The Board of Directors has delegated its risk oversight duties to the Audit and Risk Committee. The Board of Directors receives reports from the Audit and Risk Committee at each of its meetings. Further, the Enterprise Wide Risk Management Committee of M&T Bank, which is the primary management-level risk committee, and the risk management officer make regular reports directly to the Audit and Risk Committee.
Executive Sessions of the Board of Directors. The non-management directors of M&T Bank Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, a vice chairman of the Board of Directors and the lead independent director, presides at these meetings. In his absence, the non-management directors determine which one of them will preside at such meetings.
Interested parties may make their concerns known directly to the lead independent director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the lead independent director or the non-management directors as a group by reviewing, sorting and summarizing such communications and referring those deemed appropriate to the lead independent director or non-management directors as a group, as applicable.
Audit and Risk Committee. In addition to appointing the independent registered public accounting firm, the Audit and Risk Committee serves as the examining committee for M&T Bank, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent registered public accounting firm, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent registered public accounting firm with respect to internal controls and accounting procedures, major policies with respect to risk assessment and risk management, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Hodgson, King, Newman and Washington served as members of the Audit and Risk Committee from January 1, 2009 through April 21, 2009, at which time Mr. Bennett replaced Mr. Newman upon his retirement as a director of M&T Bank Corporation and as a member of the Audit and Risk Committee. The other Audit and Risk Committee members remained unchanged throughout 2009 and through the present. From time to time, Audit and Risk Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent registered public accounting firm or other outside advisors as the Audit and Risk Committee requests or deems necessary, useful or appropriate in its sole discretion.
The Board of Directors has determined that the members of the Audit and Risk Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet both the New York Stock Exchange and Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit and Risk Committee is “financially literate,” and that at least one member of the Audit and Risk Committee meets the New York Stock Exchange standard of having “accounting or related financial management expertise.” In addition, the Board of Directors has determined that Ms. Bontempo and Mr. Hodgson are each an “audit committee financial expert.”
The Audit and Risk Committee operates pursuant to a written charter that was last amended by the Board of Directors on February 17, 2009. A copy of the Audit and Risk Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Audit and Risk Committee Charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm. The Audit and Risk

Committee Charter also gives the committee authority to fulfill its obligations under SEC and New York Stock Exchange requirements.
Report of the Audit and Risk Committee. The members of the Audit and Risk Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit and Risk Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. During 2009, the Audit and Risk Committee met seven times, and held discussions with M&T Bank Corporation’s management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.
Management is responsible for the preparation of M&T Bank Corporation’s consolidated financial statements and their assessment of the design and effectiveness of M&T Bank Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T Bank Corporation’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit and Risk Committee’s responsibilities include monitoring and overseeing these processes.
In discharging its oversight responsibilities, the Audit and Risk Committee has reviewed and discussed M&T Bank Corporation’s 2009 audited consolidated financial statements with M&T Bank Corporation’s management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the PCAOB in Rule 3200T (AICPA, Professional Standards, Vol. 1 AU Section 380).
The Audit and Risk Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent registered public accounting firm as required by applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.
Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit and Risk Committee has recommended to the Board of Directors that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 to be filed with the SEC. The Audit and Risk Committee also appointed the independent registered public accounting firm.
This report was adopted on February 15, 2010 by the Audit and Risk Committee of the Board of Directors:
C. Angela Bontempo, Chair
Robert J. Bennett
Patrick W.E. Hodgson
Richard G. King
Herbert L. Washington
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit and Risk Committee of M&T Bank

Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.
Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination, Compensation and Governance Committee will consider candidates suggested by stockholders. Nominations from stockholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s Annual Meeting of Stockholders, M&T Bank Corporation must receive these nominations on or before November 4, 2010.
In considering nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board of Directors and its committees.
The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and stockholders. In addition, the Nomination, Compensation and Governance Committee must take into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.
The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s equity plans, and awarding new grants thereunder, for administering the Annual Executive Incentive Plan, the 2008 Directors’ Stock Plan, the Employee Stock Purchase Plan, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries, for reviewing with management the Compensation Discussion and Analysis and providing a report recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement and, in addition, for fulfilling its obligations under the TARP Compensation Standards. The Nomination, Compensation and Governance Committee met eight times during 2009.
The Nomination, Compensation and Governance Committee operates pursuant to a written charter setting out the functions and responsibilities of this committee that was last amended by the Board of Directors on November 20, 2007, although the Nomination, Compensation and Governance Committee reviewed and reassessed the adequacy of its charter and determined that no changes were necessary at its November 16, 2009 meeting. A copy of the Nomination, Compensation and Governance Committee Charter can be accessed on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.
Board Diversity. M&T Bank Corporation strives to foster an inclusive workplace environment which respects and values individual differences. Further, the organization believes that diversity of its employees enhances the organization’s ability to innovate, and therefore to maintain a competitive advantage. M&T Bank Corporation values diversity among its board members for these same reasons. The Corporate Governance Standards provide that in discharging its duties of reviewing the qualifications of director nominees, the Nomination, Compensation and Governance Committee shall consider, among other factors, diversity, age, skills and experience in the context of the needs of the board of directors. In light of this guideline, the Nomination, Compensation and Governance Committee endeavors to appoint a slate of nominees that represents diversity with respect to educational background, business experience, skills, geographic representation and community involvement, as well as gender, race and national origin. The Nomination, Compensation and Governance Committee does not assign specific weights to any particular criteria, however, and its goal is to identify nominees that considered as a group will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities.
Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Pereira (Chairman), Baird, Brady and Buckley served as members of the Nomination, Compensation and Governance Committee throughout 2009, and all of them are currently serving as such. Mr. Pereira is a vice chairman of M&T Bank Corporation and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984, and Mr. Pereira has not received additional compensation for serving in such capacities.
The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal relationships with M&T Bank Corporation requiring disclosure pursuant to SEC rule (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet the New York Stock Exchange standard for independence.
Executive Committee. The Board of Directors has empowered its Executive Committee to act in the board’s place when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met once during 2009. Messrs. Wilmers (Chairman), Baird, Bennett, Buckley and Richard E. Garman served as members of the Executive Committee from January 1, 2009 through April 21, 2009, at which time Mr. Hodgson replaced Mr. Garman upon his retirement as a director of M&T Bank Corporation and as a member of the Executive Committee. The other Executive Committee members remained unchanged throughout 2009 and through the present.
The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm.
CODES OF BUSINESS CONDUCT AND ETHICS
M&T Bank Corporation has historically provided all of its new employees with a copy of an employee handbook that has included a code of business ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee handbook and its contents, including the code of business ethics, and adhering to such policies and procedures.
M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all employees live up to the highest ethical standards.
M&T Bank Corporation also has a Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time.
This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.
Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.
As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.
AVAILABILITY OF CORPORATE GOVERNANCE STANDARDS
In addition to being available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm, copies of M&T Bank Corporation’s Corporate Governance Standards, including the charters for the Audit and Risk Committee, the Nomination, Compensation and Governance Committee and the Executive Committee, and the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available in print to any stockholder who requests such information. To make a request, stockholders may either mail their request to M&T Bank Corporation, Attention:

Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.
SOLICITATION COSTS
The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy material to beneficial owners of the Common Stock.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications and referring those deemed appropriate to the referenced individual(s) or group.
STOCKHOLDER PROPOSALS
Under M&T Bank Corporation’s Amended and Restated Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a stockholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Amended and Restated Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in M&T Bank Corporation’s Proxy Statement. A stockholder wishing to submit a proposal for consideration at the 2011 Annual Meeting of Stockholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 4, 2010.
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW
On November 15, 2009, M&T Bank Corporation renewed its policy of directors’ and officers’ liability insurance for a one-year term at a cost of $1,595,781 in premiums, including fees. The policy is carried with Lloyds of London and covers all directors and officers of M&T Bank Corporation and its subsidiaries.
OTHER MATTERS
The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2010 Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.
March 5, 2010

PROXY
M&T BANK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
April 20, 2010
11:00 a.m. (EDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints L. Robert Lieb, Marvin J. Ostreicher and John H. Woodfin as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 20, 2010 and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the reverse side)
ê                     FOLD AND DETACH HERE                     ê
M&T BANK CORPORATION – ANNUAL MEETING, APRIL 20, 2010
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
https://www.proxyvotenow.com/mtb
or http://ir.mandtbank.com/proxy.cfm
You can vote in one of three ways:
1.	Call Toll Free 1-888-216-1320 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com/proxy.cfm and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5236

☒	PLEASE MARK VOTES AS INDICATED IN THIS EXAMPLE	The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals.

		Withhold	For All
	For	All	Except

1. ELECTION OF DIRECTORS. Nominees: (1) Brent D. Baird, (2) Robert J. Bennett,	☐	☐	☐
(3) C. Angela Bontempo, (4) Robert T. Brady, (5) Michael D. Buckley,
(6) T. Jefferson Cunningham III, (7) Mark J. Czarnecki, (8) Colm E. Doherty,
(9) Gary N. Geisel, (10) Patrick W.E. Hodgson, (11) Richard G. King,
(12) Jorge G. Pereira, (13) Michael P. Pinto, (14) Melinda R. Rich,
(15) Robert E. Sadler, Jr., (16) Herbert L. Washington, (17) Robert G. Wilmers

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.

		For	Against	Abstain

2.	TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2010.	☐	☐	☐

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.
Mark here if you plan to attend the meeting.				☐

Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements.				☐

Mark here for address change and note change below.				☐

Please be sure to date and sign this proxy card in the box below.	Date:

Sign in box above

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD.
When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *
é FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL é
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Mail (received no later than April 19, 2010); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. (EDT), April 20, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
anytime prior to	anytime prior to
3:00 a.m. (EDT), April 20, 2010	3:00 a.m. (EDT), April 20, 2010, go to
Call Toll Free on a Touch-Tone Phone.	https://www.proxyvotenow.com/mtb
1-888-216-1320	or
http://ir.mandtbank.com/proxy.cfm

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ONLINE PROXY MATERIALS:	Access at https://www.proxyvotenow.com/mtb
or http://ir.mandtbank.com/proxy.cfm

Your vote is important!